Exhibit 31.1

CERTIFICATION

I, Nicolas Finazzo, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of AerSale Corporation; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 4, 2021	By:	/s/ Nicolas Finazzo
Nicolas Finazzo
Chief Executive Officer (principal executive officer)